Exhibit 99.1

CNX Resources Corporation Announces Pricing of $500 Million of Senior Notes

PITTSBURGH, February 17, 2026 – CNX Resources Corporation (NYSE: CNX) (“CNX,” “we,” or “our”) today announced the pricing of $500 million of its 5.875% senior notes due 2034 (the “Notes”) at a price to the public of 100.0% of their face value. The offering of Notes is expected to close on February 26, 2026, subject to the satisfaction of customary closing conditions. The Notes will be guaranteed by all of CNX’s restricted subsidiaries that guarantee its revolving credit facility.

CNX intends to use the net proceeds of the sale of the Notes to (i) purchase any and all of its outstanding 6.000% senior notes due 2029 (the “2029 Notes”) pursuant to the tender offer that commenced concurrently with the offering of the Notes (the “Tender Offer”) and (ii) to the extent any 2029 Notes remain outstanding after the Tender Offer, fund the redemption of all 2029 Notes not purchased in the Tender Offer (the “Redemption”). To the extent the net proceeds of the sale of Notes are not sufficient to fund its obligations under the Tender Offer and the Redemption, it intends to draw on its revolving credit facility to provide the additional funds to satisfy such obligations. Until it uses the remaining net proceeds of the sale of the Notes to fund the Redemption, if applicable, it will reduce amounts outstanding under its revolving credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

CNX Resources Corporation (NYSE: CNX) is unique. We are a premier, ultra-low carbon intensive natural gas development, production, midstream, and technology company centered in Appalachia, one of the most energy abundant regions in the world. With the benefit of a 161-year regional legacy, substantial asset base, leading core operational competencies, technology development and innovation, and astute capital allocation methodologies, we responsibly develop our resources and deploy free cash flow to create long-term per share value for our shareholders, employees, and the communities where we operate. As of December 31, 2025, CNX had 9.7 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor’s Midcap 400 Index.

Cautionary Statements:

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of Notes may be made only by means of an offering memorandum. This press release does not constitute an offer to purchase or the solicitation of an offer to sell any 2029 Notes in the Tender Offer, nor does it constitute a notice of redemption under the indenture governing the 2029 Notes.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, including those relating to the offering of Notes and the use of proceeds therefrom, the Tender Offer and the Redemption, speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by securities laws and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in our 2025 Annual Report on Form 10-K under “Risk Factors,” which is on file at the U.S. Securities and Exchange Commission.